UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 3, 2013

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

SIGNATURE

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2011, Salem Communications Corporation (“Salem”) entered into lines of credit with Edward G. Atsinger III, Chief Executive Officer and director of Salem, and Stuart W. Epperson, Chairman of Salem’s board of directors. Pursuant to the agreements relating to the lines of credit, Mr. Epperson committed to provide an unsecured revolving line of credit to Salem in a principal amount of up to $3 million, and Mr. Atsinger committed to provide an unsecured revolving line of credit in a principal amount of up to $6 million (together, the “Affiliate Lines of Credit”).  The proceeds of the Affiliate Lines of Credit may be used for any purpose.  Outstanding amounts under each Affiliate Line of Credit bear interest at a rate equal to the lesser of (1) five percent (5%) per annum or (2) the maximum rate permitted for subordinated debt under the Credit Agreement (“Credit Agreement” shall mean that certain Credit Agreement, dated as of December 1, 2009, and as amended, by and between Salem, as the borrower, and Wells Fargo Bank, N.A.) plus 2% per annum and must be repaid within three (3) months from the time that such amounts are borrowed. The Affiliate Lines of Credit do not contain any covenants.  There is currently no outstanding balance under the Affiliate Lines of Credit. Salem provided written notice to Mr. Atsinger and Mr. Epperson on April 3, 2013 that Salem has elected to terminate the Affiliate Lines of Credit effective as of May 3, 2013.  There are no early termination penalties or any other amounts that are owed by Salem as a result of termination of the Affiliate Lines of Credit.

On May 21, 2012, Salem entered into a binding letter of intent (“LOI”) with Roland S. Hinz, a Salem board member.  Pursuant to the LOI, Mr. Hinz committed to provide an unsecured revolving line of credit to Salem in the principal amount of up to $6 million.  On September 12, 2012, Salem and Mr. Hinz amended and restated the original LOI (“Amended and Restated LOI”).  The Amended and Restated LOI increased the unsecured revolving line of credit by $6 million, resulting in a total line of credit of up to $12,000,000 (the “Amended and Restated Hinz Line of Credit”).  The proceeds of the Amended and Restated Hinz Line of Credit may be used for any purpose.  Any outstanding amount under the Amended and Restated Hinz Line of Credit bears interest at a rate equal to the lesser of (1) five percent (5%) per annum or (2) the then-current, applicable indexed rate under the Credit Agreement plus two percent (2%) per annum and must be repaid within six (6) months from the time that such amounts are borrowed.  The Amended and Restated Hinz Line of Credit does not contain any covenants.  There is currently no outstanding balance under the Amended and Restated Hinz Line of Credit. Salem provided written notice to Mr. Hinz on April 3, 2013 that Salem has elected to terminate the Amended and Restated Hinz Line of Credit effective as of May 3, 2013.  There are no early termination penalties or any other amounts that are owed by Salem as a result of termination of the Amended and Restated Hinz Line of Credit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: April 8, 2013	By:/s/EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer